Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-160371, 333-225955, and 333-270191 on Form S-8 and Registration Statement No. 333-261936 on Form S-3 of Columbia Banking System, Inc. of our report dated February 24, 2023, relating to the financial statements of Umpqua Holdings Corporation and the effectiveness of Umpqua Holdings Corporation’s internal control over financial reporting incorporated by reference in this Current Report on Form 8-K/A dated March 3, 2023.

/s/ Deloitte & Touche LLP

Portland, Oregon

March 3, 2023